                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of VSUS Technologies Incorporated
(the "Registrant") on Form 10-QSB for the six-month period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the
"Quarterly Report"), we, Amiram Ofir, Chief Executive Officer and Director, and
Matis Cohen, President and Director of the Registrant, certify, pursuant to 18
U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of Section
13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the
Registrant.

By: /s/ Amiram Ofir
    --------------------------------------
    Amiram Ofir
    Chief Executive Officer and Director
    Dated this 16th day of August, 2004

By: /s/ Matis Cohen
    --------------------------------------
    Matis Cohen
    President and Director
    Dated this 16th day of August, 2004